UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 13, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends and replaces fully Item 4.02 of the Current Report on Form 8-K filed on August 18, 2025 (the “Original Form 8-K”).

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 13, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) discovered that in its Form 10-Q for the quarter ended March 31, 2025 as filed with the Securities and Exchange Commission on May 9, 2025 (the “March 31, 2025 Form 10-Q”), it had inadvertently overstated non-cash share-based compensation expense related to 1,486,667 restricted stock units (“RSUs”) issued on January 4, 2024, to members of management. The calculation used in the March 31, 2025 Form 10-Q on the aforementioned 1,486,667 RSUs incorrectly assumed the shares were fully vested as of March 31, 2025, which incorrect assumption resulted in a non-cash share-based compensation expense reflected in such periodic report. However, in reality, the shares vested over 22 months, and therefore, only 15 months vested as of March 31, 2025 which would have resulted in a non-cash share-based compensation expense. Management has discussed the matters described in this Item 4.02 with its independent auditors.

Management of the Company, after discussions with and among the Audit Committee of the Board of Directors and its independent auditors, concluded that the Company’s unaudited consolidated financial statements as of and for quarter ended March 31, 2025 should no longer be relied upon and should be restated. Such restatement is presented in its entirety in the Company’s Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

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